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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                September 5, 2001
                                 Date of Report
                            (Earliest Reported Event)

                          DEL GLOBAL TECHNOLOGIES CORP.
             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-3319

         New York                                        13-1784308
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or jurisdiction)


1 Commerce Park
Valhalla, New York                                          10595
(Address of principal                                    (Zip Code)
executive offices)

                                 (914) 686-3600
               Registrant's telephone number, including area code:

--------------------------------------------------------------------------------

(Former names or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

            On September 5, 2001, pursuant to a Rights Agreement (the "Rights Agreement") between Del Global Technologies Corp. (the "Company") and Mellon Investor Services LLC, as Rights Agent (the "Rights Agent"), the Company's Board of Directors declared a dividend of one right (a "Right") to purchase one share of the Company's common stock, $.10 par value per share, (the "Common Stock") for each outstanding share of Common Stock of the Company. The dividend is payable on September 17, 2001 (the "Record Date"), to shareholders of record as of the close of business on that date.

            In addition, at the September 5, 2001 Board of Directors meeting, the Board authorized the adoption of certain amendments to the By-Laws of the Company. The amendments include, among other things: (i) the deletion of the right of shareholders to call a special meeting of shareholders, (ii) the addition of a provision which delineates the procedure for advance notice of shareholder nominations and shareholder proposals, (iii) the addition of a provision which authorizes the Board to postpone or cancel a scheduled meeting of the shareholders, (iv) the addition of a provision which authorizes the Chairman of the Board to adjourn any meeting of shareholders and establish the procedures for conducting the shareholders meetings and (vii) the elimination of the right of shareholders to remove directors without cause. The foregoing summary of such amendments to the Company's By-Laws is qualified in its entirety by the Company's Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Summary of Rights Agreement

            The following summary of the principal terms of the Rights Agreement is a general description only and is subject to, and qualified by, the detailed terms and conditions of the Rights Agreement. A copy of the Rights Agreement is attached as Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed on the date hereof and is incorporated herein by reference.

Rights Evidenced by Common Share Certificates

            The Rights will not be exercisable until the Distribution Date (defined below). Until the Distribution Date, Certificates for the Rights ("Rights Certificates") will not be sent to shareholders and the Rights will attach to and trade only together with the Common Stock. Accordingly, Common Stock certificates outstanding on the Record Date will evidence the Rights related thereto, and Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Stock, outstanding as of the Record Date, even without notation or a copy of the Summary of Rights being attached thereto, also will constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

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Distribution Date

            The Rights will separate from the Common Stock, Rights Certificates will be issued and the Rights will become exercisable upon the earlier of (i) the tenth business day (or such later date as may be determined by the Company's Board of Directors) after a person or group of affiliated or associated persons (other than those exempted in the Rights Agreement) has acquired beneficial ownership of 20% or more of the Common Stock then outstanding ("Acquiring Person"), or (ii) the tenth business day (or such later date as may be determined by the Company's Board of Directors) after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 20% or more of the Common Stock then outstanding. The earlier of such dates is referred to as the "Distribution Date".

Summary of Rights; Expiration of Rights

            As soon as practicable following the Record Date, a summary of the Rights will be mailed to holders of record of the Common Stock as of the close of business on the Record Date and this summary alone will evidence the Rights from and after the Record Date. All Common Stock issued after the Record Date will be issued with Rights. The Rights will expire on the earliest of (i) September 17, 2011 (the "Final Expiration Date") or (ii) redemption or exchange of the Rights as described below.

Initial Exercise of the Rights

            Following the Distribution Date, and until one of the further events described below, holders of the Rights will be entitled to receive, upon exercise of each Right and the payment of the exercise price of $25.00 (the "Exercise Price"), one share of Common Stock for each exercised Right. In the event that the Company does not have sufficient Common Stock available for all Rights to be exercised, or the Board decides that such action is necessary and not contrary to the interests of Rights holders, the Company may instead substitute cash, assets or other securities for the shares of Common Stock for which the Rights would have been exercisable under this provision or as described below.


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Right to Buy Company Common Stock

            Unless the Rights are earlier redeemed, in the event that a person becomes the beneficial owner of 20% or more of the Company's Common Stock then outstanding ("Acquiring Person"), each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person or certain related parties, which will thereafter be void) will thereafter have the right to receive, upon exercise of each Right and the payment of the Exercise Price, shares of Common Stock having a value equal to two times the Exercise Price. Rights are not exercisable following the occurrence of an event as described above until such time as the Rights are no longer redeemable by the Company as set forth below.

            For example, at an exercise price of $25 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $50 worth of Common Stock (or other consideration, as noted above) for $25. Assuming that the Common Stock had a per share value of $5 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Common Stock with a cumulative value of $50.

Right to Buy Acquiring Company Stock

            Similarly, unless the Rights are earlier redeemed, in the event that, after a person becomes an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company's consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person or certain related parties, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company (or in certain circumstances an affiliated company whose equity interests are publicly traded) having a value equal to two times the Exercise Price.

Exchange Provision

            At any time after an Acquiring Person obtains 20% or more of the Company's outstanding Common Stock and prior to the acquisition by such Acquiring Person of 50% or more of the Company's outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, at an exchange ratio of one share of Common Stock per Right.


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Redemption

            At any time on or prior to the Close of Business on the earlier of
(i) the tenth day following an event that causes a person to become an Acquiring Person (or such later date as may be determined by action of the Company's Board of Directors and publicly announced by the Company prior to the tenth day following the Shares Acquisition Date), or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right.

Adjustments to Prevent Dilution

            The Exercise Price payable, the number of Rights, and the number of shares of Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in connection with the dilutive issuances by the Company as set forth in the Rights Agreement. With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments require an adjustment of at least 1% in such Exercise Price.

Cash Paid Instead of Issuing Fractional Shares

            No fractional shares of Common Stock will be issued upon exercise of a Right and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

No Shareholders' Rights Prior to Exercise

            Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company (other than any rights resulting from such holder's ownership of Common Stock), including, without limitation, the right to vote or to receive dividends.

Amendment of Rights Agreement

            The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the Rights holders on or prior to the Distribution Date; thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities or to make changes which do not adversely affect the interests of Rights holders (other than the Acquiring Person).

No Voting Rights

            Rights will not have any voting rights.


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Certain Anti-Takeover Effects

            The Rights approved by the Board are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquiror to take over the Company in a manner or on terms not approved by the Board of Directors. Takeover attempts frequently include coercive tactics to deprive the Company's Board of Directors and its shareholders of any real opportunity to determine the destiny of the Company. The Rights have been declared by the Board in order to deter such tactics, including a gradual accumulation of shares in the open market of 20% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all shareholders equally. These tactics unfairly pressure shareholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

            The Rights are not intended to prevent a takeover of the Company and will not do so. Subject to the restrictions described above, the Rights may be redeemed by the Company at $0.01 per Right at any time prior to the Distribution Date. Accordingly, the Rights should not interfere with any merger or business combination approved by the Board of Directors.

            However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company's Board of Directors, except pursuant to an offer conditioned upon the nullification, purchase or redemption of the Rights.

            Issuance of the Rights does not in any way weaken the financial strength of the Company or interfere with its business plans. The issuance of the Rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to the Company or to its shareholders, and will not change the way in which the Company's shares are presently traded. The Company's Board of Directors believes that the Rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits

        Exhibit No.                  Description
        -----------                  -----------

            3.1            Amended and Restated By-Laws of Del Global
                           Technologies Corp.

           *4.1 Rights Agreement, dated as of September 10, 2001, between Del Global Technologies Corp. and Mellon Investor Services LLC

           99.1            Press Release issued by the Company dated
                           September 17, 2001

  * Filed as Exhibit 4.1 to the Company's Registration Statement on Form 8-A, dated as of the date hereof, and incorporated herein by reference.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 17, 2001         DEL GLOBAL TECHNOLOGIES CORP.


                                  BY:  /s/Samuel E. Park
                                      ---------------------------------
                                  Name: Samuel E. Park
                                  Title:  President and Chief Executive Officer